SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2005
Date of report (Date of earliest event reported)

ARDEN REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland (State of other jurisdiction of incorporation)	000-30571 (Commission File Number)	95-4599813 (I.R.S. Employer Identification No.)

11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 966-2600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 7, 2005, we renewed and extended our $310 million unsecured revolving credit facility (the “Credit Facility”). The Credit Facility, which now matures in April 2009, bears interest at an annual rate between LIBOR plus 0.85% plus a 0.20% annual facility fee. At such times as there are any amounts outstanding on the Credit Facility, we are required to make payments of interest only a minimum of once per fiscal quarter. The interest rate and facility fee are subject to adjustment, ranging from LIBOR plus 0.80% to LIBOR plus 1.55% based on our unsecured senior debt rating. The facility has a one-year extension option and can be increased to $400 million. We expect to use the Credit Facility for general corporate purposes.

     The Credit Facility contains covenants and restrictions requiring us to meet certain financial ratios and to provide certain information to the lenders. Some of the financial covenants include a maximum total liabilities to gross asset value ratio, a minimum unsecured interest expense coverage ratio, a minimum fixed charge coverage ratio, a minimum consolidated tangible net worth and a limit of development activities as compared to total assets. Non-compliance with one or more of the covenants and restrictions could result in the full principal balance of the Credit Facility becoming immediately due and payable.

     Additionally, on July 7, 2005, Arden Realty, Inc., our general partner, executed a Repayment Guaranty (“the Guaranty”) in favor of the lenders under the Credit Facility, pursuant to which Arden Realty, Inc. has guaranteed the full repayment of amounts outstanding under the Credit Facility. The lenders may exercise their rights under the Guaranty on demand. Accordingly, Arden Realty, Inc. may be required to repay amounts owing under the Credit Facility at any time there is an outstanding principal balance.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit Number	Description

10.1	Fourth Amended and Restated Revolving Credit Agreement dated July 7, 2005, incorporated herein by reference to Exhibit 10.1 to Arden Realty, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2005.

99.1	Press Release dated July 7, 2005, incorporated herein by reference to Exhibit 99.1 to Arden Realty, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2005	ARDEN REALTY LIMITED PARTNERSHIP
	By:	ARDEN REALTY, INC.
	Its:	Its: General Partner

	By:	/s/ Richard S. Davis
Richard S. Davis Executive Vice President and Chief Financial Officer

(c)	Exhibits

Exhibit Number	Description

10.1	Fourth Amended and Restated Revolving Credit Agreement dated July 7, 2005, incorporated herein by reference to Exhibit 10.1 to Arden Realty, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2005.

99.1	Press Release dated July 7, 2005, incorporated herein by reference to Exhibit 99.1 to Arden Realty, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2005.